Exhibit 10.2

Separation & Release Agreement

In consideration for certain payments or benefits paid or granted to the undersigned (the “Former Employee”) under Section 6(d) of the Employment Agreement, Former Employee hereby executes and delivers this Release (this “Release”) as of the date set forth on the signature page below.

WHEREAS, Former Employee and Diplomat Pharmacy, Inc., a Michigan Corporation (the “Company”) are parties to that certain Employment Agreement, dated as of October 25, 2016 (the “Employment Agreement”) pursuant to which Former Employee is employed as President of the Company; and

WHEREAS, Former Employee’s employment as President of the Company terminated effective as of August 7, 2017 (the “Separation Date”).

WHEREAS, the Company desires to continue to employ Former Employee, and Former Employee desires to continue to be employed by Company to provide Transition Services (defined below) during the Transition Period (defined below).

Now, therefore, for good and valuable consideration, the adequacy of which is acknowledged, Former Employee and the Company hereby agree as follows:

I.                                        Effective immediately as of 5:00 p.m. (EST) on the Separation Date, Former Employee shall no longer serve as President of the Company.  Effective immediately thereafter, Former Employee shall continue to be employed by the Company as a President Emeritus for a period of ninety (90) days commencing with the Separation Date and ending on November 7, 2017 (the “Transition Period”). During the Transition Period:

A.            Former Employee shall devote his working time, attention, energies, efforts and skills as is reasonably necessary to assist the Company and its new President in the transitioning of the new President to his new role as President of the Company (the “Transition Services”).  Former Employee shall provide the Transition Services from the Company’s Boothwyn, Pennsylvania office, Former Employee’s home office and/or such other locations as are mutually agreed upon by Former Employee and the Company.  The Former Employee shall be available during normal business hours to provide such Transition Services and to assist, advise and counsel the new President as may be required.

B.            The Company shall continue to pay to Former Employee his annual base salary that is in effect as of the date hereof, which shall be paid in accordance with the Company’s normal payroll practices.

C.            Former Employee shall continue to receive such prerequisites and fringe benefits and participate in all of the Company’s employee benefit programs and plans currently in effect.  For purposes of all such programs and plans, Former Employee’s date of termination of employment shall be November 7, 2017 which is the last day of the Transition Period (the “Termination Date”).

II.                                   Company shall pay Former Employee six months of severance at his current rate of pay for a period of six months commencing on the Termination Date through the Severance Period as set forth in the Employment Agreement.  During the Severance Period Company shall continue health care coverage for Former Employee provided Former Employee makes a timely election for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).  Former Employee shall pay and Company shall reimburse the required premium to continue this coverage.  To receive reimbursement, Former Employee shall submit an invoice to: Diplomat Pharmacy, Inc. Attn: Vice President of Human Resources, 4100 S. Saginaw, Flint, MI 48507.

III.                              Former Employee understands that certain payments or benefits paid or granted to Former Employee under Section 6(d) of the Employment Agreement represent, in part, consideration for signing this Release and are not salary, wages or benefits to which Former Employee was already entitled.  Former Employee understands and agrees that he will not receive certain of the payments and benefits specified in Section 6(d) of the Employment Agreement unless Former Employee executes this Release and does not revoke this Release within the time period permitted below or otherwise breach this Release.  The Severance Payments specified in Section 6(d) of the Employment Agreement will commence on the first payroll date following the 30-day anniversary of the Termination Date.  Former Employee also acknowledges and represents that, with the exception of payments and benefits that he is entitled to during the Transition Period as set forth in Paragraph I above, he has received all payments and benefits that he is entitled to receive (as of the date of this Release) by virtue of any employment by the Company.

IV.                               In consideration of and subject to the performance by the Company and, together with any direct or indirect subsidiaries of the Company (collectively, the “Company Group”), of its obligations under this Agreement and under the Employment Agreement, Former Employee releases and forever discharges, as of the date of this Release, the Company Group and its affiliates and all present and former directors, managers, officers, agents, representatives, employees, successors and assigns of the Company Group and its affiliates and the Company Group’s direct or indirect owners including without limitation, Diplomat Pharmacy, Inc., a Michigan corporation and its affiliates, present and former directors, managers, officers, agents, representatives, employees, successors and assigns  (collectively, the “Released Parties”) to the extent provided below.  Except as provided in paragraph 0 below and except for the obligations of Company under this Agreement and except for the provisions of the Employment Agreement which expressly survive the termination of Former Employee’s employment by the Company, Former Employee knowingly and voluntarily (for himself, his heirs, executors, administrators and assigns) releases and forever discharges the Company Group and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company Group or any of the Released Parties which Former Employee, his spouse, or any of his heirs, executors, administrators or assigns,  may have against the Company in connection with his employment in, termination from, or ownership in the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”) (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; or their state or local counterparts; or under any other employment-related federal, state or local civil or human rights law, or under any other employment-related local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any employment-related policies, practices or procedures of the

Company or any other member of the Company Group; or any claim for wrongful discharge, employment-related breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”), other than any Claims with respect to fraud, willful misconduct, or breaches of fiduciary duty.  Former Employee specifically represents that he has not filed any claims, charges, complaints, suits, or other actions against the Company or any other Released Party, with any federal, state or local agency or court.  Former Employee further agrees that should any claims, charges, complaints, suits or other actions be filed hereafter on his behalf by any federal, state or local agency or by any other person or entity, that he will immediately withdraw with prejudice, or cause to be withdrawn with prejudice, and/or dismiss with prejudice, or cause to be dismissed with prejudice, any such claims, charges, complaints, suits, or other actions filed against the Company or any other Released Party.  Former Employee agrees to opt-out of any class action filed against the Company or any other Released Party.

V.                                    Former Employee represents that he has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 0 above.

VI.                               Former Employee agrees that this Release does not waive or release any rights or claims that Former Employee may have under the ADEA which arise after the date he executes this Release.  Former Employee acknowledges and agrees that his separation from employment with the Company in compliance with the terms of the Employment Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the ADEA).

VII.                          Former Employee acknowledges that he has entered into this Release freely and without coercion, that he has been advised by the Company to consult with counsel of his choice, that Former Employee has had adequate opportunity to so consult, and that Former Employee has been given all time periods required by law to consider this Release, including but not limited to the 21-day period required by the ADEA.  Former Employee understands that he may execute this Release less than 21 days from its receipt from the Company, but agrees that such execution will represent his knowing waiver of such 21-day consideration period. Former Employee further acknowledges that within the 7-day period following his execution of this Release (the “Revocation Period”), Former Employee shall have the unilateral right to revoke this Release, and that the Company’s obligations under this Release shall become effective only upon the expiration of the Revocation Period without his revocation of this Release.  To be effective, notice of Former Employee’s revocation of this Release must be received by the Company on or before the last day of the Revocation Period.

VIII.                     In signing this Release, Former Employee acknowledges and intends that it shall be effective as a bar to each and every one of the Claims mentioned or implied above in this Release.  Former Employee expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a Release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims mentioned or implied above in this Release.  Former Employee acknowledges and agrees that this waiver is an essential and material term of this Release and that without such waiver the Company would not have agreed to the terms of the Employment Agreement or this Release.  Except for a claim alleging breach of this agreement, Former Employee further agrees that in the event he should bring a Claim seeking damages against the Company Group or any other Released Party, or in the event Former Employee should seek to recover against the Company Group or any other Released Party in any Claim brought by a governmental agency on his behalf, this Release shall serve as a complete defense to such Claims.  Former Employee has informed the Company of any pending charge or complaint of the type described in paragraph 0 as of the execution of this Release.

IX.                               Former Employee agrees that neither this Release, nor the furnishing of the consideration for this Release, shall be deemed or construed at any time to be an admission by any member of the Company Group, any Released Party or Former Employee of any improper or unlawful conduct.

X.                                    Former Employee agrees that he will forfeit all amounts payable by the Company pursuant to the Employment Agreement or this Release if he challenges the validity of this Release, except to any challenge that the release does not comply with the Older Workers Benefit Protection Act. Former Employee also agrees that if Former Employee violates this Release by suing the Company Group or the other Released Parties for Claims, he will pay all costs and expenses of defending against such Claims, including reasonable attorneys’ fees, and return all payments received by Former Employee pursuant to this General Release.

XI.                               The Company, on behalf of itself and its affiliates, and also on behalf of the directors, officers, agents, successors and assigns of the Company and its affiliates, hereby releases and forever discharges Former Employee from and against any and all causes of actions, liabilities, claims, suits, controversies, cross-claims, counterclaims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorney fees of any nature whatsoever in law or in equity, both past and present and whether known or unknown, suspected, or claimed against the Former Employee, relating to or arising in any way in connection with Former Employee’s employment by the Company including without limitation from any act or omission of Former Employee during the course of his employment with the Company (“Former Employee Claims”), other than any of Former Employee’s obligations under this Agreement and any Claims with respect to fraud, willful misconduct, or breaches of fiduciary duty.  The Company is not aware of nor does it have any knowledge of any Former Employee Claims that exist or may exist against Former Employee.  Former Employee represents that he is unaware of any material breach of Company policies by Former Employee.

XII.                          Former Employee agrees to reasonably cooperate with the Company Group in a manner consistent with his role while last employed at the company, at the Company Group’s expense in any internal or external investigations, any administrative, regulatory, or judicial proceeding or any dispute with a third party provided such request is provided to Former Employee in writing.  Former Employee understands and agrees that his cooperation may include, but not be limited to, making himself available to the Company Group upon reasonable notice for interviews and factual investigations; appearing at the Company Group’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company Group pertinent information; and turning over to the Company Group all relevant documents which are or may come into Former Employee’s possession all at times and on schedules that are reasonably consistent with Former Employee’s other permitted activities and commitments, all at the Company’s expense.  Former Employee understands that in the event the Company Group asks for his cooperation in accordance with this provision, the Company will also reimburse him for reasonable travel expenses, (including lodging and meals), upon Former Employee’s submission of receipts, and will compensate him for reasonable lost wages.  In the event the Company Group requests Former Employee’s cooperation in accordance with this provision, Former Employee shall be entitled to retain separate counsel to represent his interests in connection therewith.  In such event, the Company shall agree to pay for all reasonable legal fees and expenses incurred to the legal firm(s) retained by Former Employee.

XIII.                     The Company agrees to defend and indemnify Former Employee for any and all claims or causes of action brought against Former Employee by a third party arising out of or in connection with his employment with the Company, provided that Company is not obliged to indemnify Former Employee in connection with any judgment entered against him based upon Former Employee’s gross negligence, intentional misconduct, fraud, or criminal misconduct.  Former Employee may select counsel to defend the claim or cause of action, the cost of which shall be promptly paid for by the Company, and Former Employee shall promptly notify the Company of any such claim or cause of action or his knowledge of such claim or cause of action.

XIV.                      Former Employee acknowledges that the information, observations and data obtained by Former Employee concerning the business and affairs of the Company during the course of his employment with the Company were the property of the Company.  Former Employee agrees to abide by his post-employment obligations under the Employment Agreement, including but not limited to Section 7 thereof.  The parties desire to clarify the provisions of Section 7(b) of the Employment Agreement by adding the following sentence to the end thereof.  “Notwithstanding the foregoing, the restrictive covenant set forth above shall not prevent Former Employee from owning or being engaged by a health plan, hospital, pharmacy benefit manager, benefit consultant, non-specialty retail pharmacy, long-term care hospital or other noncompeting pharmacy or pharmaceutical manufacturer so long as the Former Employee does not have any direct involvement with such entity’s/business’s specialty pharmacy business, programs or strategies.

XV.                           Former Employee also understands that, notwithstanding anything in this Release to the contrary, nothing in this Release shall be construed to prohibit Former Employee from (y) filing a charge or complaint with the Equal Employment Opportunity Commission or any other federal, state or local administrative or regulatory agency, or (z) participating in any investigation or proceedings conducted by the Equal Employment Opportunity Commission or any other federal, state or local administrative or regulatory agency; however, former Employee expressly waives the right to any individual relief of any kind in the event that the Equal Employment Opportunity Commission or any other federal, state or local administrative or regulatory agency pursues any claim on Former Employee’s behalf.  Notwithstanding the foregoing, Former Employee further understands that this Release does not prevent Former Employee from obtaining a whistleblower award from the Securities and Exchange Commission.

XVI.                      Capitalized terms not otherwise defined herein have the meaning set forth in the Employment Agreement.

XVII.                 Former Employee represents and warrants that he shall refrain from any action that materially harms the reputation or goodwill of the Company, including its subsidiaries or affiliates and any of its officers, directors, employees, agents or shareholders, including, but not limited to, making derogatory comments to the Company’s employees, lenders, suppliers, customers, and others in the trade about the character and ability of the Company’s directors, officers, executives, employees, representatives and agents, and the manner in which the Company conducts its business.  The Company represents and agrees that persons then serving as an officer or director of the Company shall refrain from any action that materially harms the reputation or goodwill of Former Employee, including but not limited to making derogatory comments to the Company’s employees, lenders, shareholders, suppliers, customers, and others in the Company’s trade about the character and ability of Former Employee or regarding the manner in which Former Employee carried out his duties or otherwise performed on behalf of the Company.  This sub-section shall not be construed to prohibit or to limit any statements made by Former Employee to the EEOC or any other state or federal agency in the course of participating in any agency

proceeding.   Each party understands and acknowledges that failure to comply with this Paragraph will be deemed a material breach of this Agreement, and shall entitle the non-breaching party to all remedies provided in law or equity.

Notwithstanding anything in this Release to the contrary, this Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company Group or by any Released Party of the Employment Agreement or the Release after the date of this Release.  Whenever possible, each provision of this Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS RELEASE, FORMER EMPLOYEE REPRESENTS AND AGREES THAT:

I.                                        FORMER EMPLOYEE HAS READ IT CAREFULLY;

II.                                   FORMER EMPLOYEE UNDERSTANDS ALL OF ITS TERMS AND KNOWS THAT HE IS GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

III.                              FORMER EMPLOYEE VOLUNTARILY CONSENTS TO EVERYTHING IN THIS RELEASE;

IV.                               FORMER EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND FORMER EMPLOYEE HAS DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, FORMER EMPLOYEE HAS CHOSEN NOT TO DO SO OF HIS OWN VOLITION;

V.                                    FORMER EMPLOYEE HAS SIGNED THIS RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE FORMER EMPLOYEE WITH RESPECT TO IT; AND

VI.                               FORMER EMPLOYEE AGREES THAT THE PROVISIONS OF THIS RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY FORMER EMPLOYEE.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

DIPLOMAT PHARMACY, INC.

By:	/s/ Philip R. Hagerman

Print Name:	Philip R. Hagerman

Title:	CEO

Date:	August 7, 2017

Paul Urick

/s/ Paul Urick

Date:	August 7, 2017

Signature to Update Release Provision:

(To be signed following the Termination Date)

Capitalized terms used below have the meaning set forth in the Release.

In consideration of the above and the promises set forth in this Release, I (the Former Employee) fully and forever release, acquit and discharge the Released Parties from any liability relating to any Claims that may have arisen between the signature date referenced above and the signature date referenced below and hereby agree to and make the representations, warranties, covenants and agreements to the Company set forth in the Release as of the Termination Date, as applicable.

I understand I have 21 days to consider this additional release provision, am advised to consult with an attorney of my choice regarding this additional release provision, and may use as much of this review period as I wish prior to signing.  I understand I may expressly and voluntarily waive any part or all of the review period by signing and returning this additional release provision prior to the expiration of the review period, and that I may revoke my acceptance of this additional release provision for 7 days after signing below, as set forth in Paragraph VII. above.

Paul Urick

Date: